UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2018

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or other jurisdiction of incorporation)
001-32871 (Commission File Number)		27-0000798 (IRS Employer Identification No.)

One Comcast Center Philadelphia, PA (Address of Principal Executive Offices)		19103-2838 (Zip Code)
Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2018, following the consummation of the issuance and sale of the Notes as described under Item 2.03 of this Current Report on Form 8-K (the “Notes Offering”), and pursuant to that certain term loan credit agreement dated August 22, 2018 among Comcast Corporation (“Comcast”), the financial institutions party thereto (the “Lenders”), Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners (the “August Term Loan Credit Agreement”), the commitments of the Lenders to provide Comcast with term loans under the August Term Loan Credit Agreement was permanently reduced in the aggregate amount of $3.0 billion, from $6.0 billion to $3.0 billion.

Item 1.02 Termination of a Material Definitive Agreement.

On October 5, 2018, upon the consummation of Notes Offering, Comcast’s commitments automatically terminated under that certain 364-day bridge loan credit agreement dated April 25, 2018 (as amended on August 22, 2018) among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2018 Comcast Comcast consummated the issuance and sale of $1,250,000,000 aggregate principal amount of its Floating Rate Notes due 2020, $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2021, $500,000,000 aggregate principal amount of its Floating Rate Notes due 2024, $1,750,000,000 aggregate principal amount of its 3.300% Notes due 2020, $2,000,000,000 aggregate principal amount of its 3.450% Notes due 2021, $2,500,000,000 aggregate principal amount of its 3.700% Notes due 2024, $3,000,000,000 aggregate principal amount of its 3.950% Notes due 2025, $4,000,000,000 aggregate principal amount of its 4.150% Notes due 2028, $1,500,000,000 aggregate principal amount of its 4.250% Notes due 2030, $3,000,000,000 aggregate principal amount of its 4.600% Notes due 2038, $4,000,000,000 aggregate principal amount of its 4.700% Notes due 2048 and $2,500,000,000 aggregate principal amount of its 4.950% Notes due 2058 (collectively, the “Notes”), pursuant to an underwriting agreement dated October 2, 2018 among Comcast, the Guarantors (defined below) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Notes were issued pursuant to an Indenture dated as of September 18, 2013 (the “Base Indenture”) among Comcast, the guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 17, 2015 (the “First Supplemental Indenture”) among Comcast, the guarantors named therein and the Trustee, and an officers’ certificate issued pursuant thereto. The Notes are guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, LLC and NBCUniversal Media, LLC (the “Guarantors”).

The Notes were offered pursuant to Comcast’s Registration Statement on Form S-3 filed on July 28, 2016, as amended at the date of the underwriting agreement (Reg. No. 333-212719), including the prospectus contained therein, and a related prospectus supplement dated October 2, 2018.

The material terms and conditions of the Notes are set forth in the Form of Officers’ Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Base Indenture and First Supplemental Indenture, which are incorporated by reference as Exhibit 4.3 and Exhibit 4.4, respectively, to Comcast’s Registration Statement on Form S-3 filed on July 28, 2016, and incorporated by reference herein.

Item 9.01(d) Exhibits

Exhibit Number	Description
4.1	Form of Officers’ Certificate setting forth the terms of the Notes

5.1	Opinion of Arthur R. Block, Esq.

5.2	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Arthur R. Block, Esq. (contained in Exhibit 5.1)

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	October 5, 2018	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Executive Vice President, General Counsel and Secretary